Exhibit 10.4

AMENDMENT NO. 3

VALLEY NATIONAL BANCORP BENEFIT EQUALIZATION PLAN

Effective as of January 1, 2001, the Valley National Bancorp Benefit Equalization Plan (the "Plan") is hereby amended as follows:

1. Section 1.09 of the Plan is amended by deleting the words "and who has completed fifteen (15) years of Continuous service with the Company, excluding any past service credit granted under the terms of the Pension Plan for employment with an entity that was not a member of the controlled group of corporations that included Valley National Bancorp at the time service was rendered".